                                                                    Exhibit 10.4

                            COLLATERAL LOAN AGREEMENT
                               AND PROMISSORY NOTE

This Collateral Loan Agreement and Promissory Note [the "Agreement"] is entered into, as of the date last entered below, between Mercatus & Partners Ltd. [the "Lender"], a Cardiff, Wales corporation, and Dialog Group, Inc., a Delaware corporation with a principal address at 257 Park Avenue South, 12th Floor, New York, NY 10010 [the "Borrower"], [collectively, the "Parties"].

In consideration of the mutual covenants herein contained, and intending to be legally bound hereby, the Parties agree as follows:

1. Loan

a. Amount. Subject to the terms and conditions hereinafter set forth, the Lender agrees to use its best efforts to provide the Borrower a aggregate loan in the maximum amount of One Million Five Hundred Thousand United States Dollars [US$1,500,000.00] to be distributed across multiple tranches, as specified in the Exhibit II series herein [or subsequently issued]. Lender will pay the proceeds [loan tranche less payments and fees, as per paragraph 1.b. below] of the Tranche Loan Amount to Borrower, based on the closing valuation, no earlier than ten [10] days after Closing.

b. Net Tranche. The Lender or its designee shall wire the proceeds of the Tranche directly to the Borrower based upon the Borrower's wiring instructions set forth in Exhibit I after deducting the following expenses: (1) two months' principal and interest pre-payment to the Lender as set forth in Exhibit II, (2) a four percent [4%] engagement service fee [the "Engagement Service Fee"] payable to the Lender as set forth in Exhibit II; and (3) a Consultant's Fee , as set forth in Exhibit II.

c. Borrower Remedy. In the event the Lender does not wire to the Borrower the Tranche Net subsequent to Borrower's delivery of its Collateral Stock, the Borrower's sole and exclusive remedy shall be to demand, in hard copy written form, an immediate return of the Collateral Stock and the Borrower-executed Agreement. Lender shall comply with such demand as soon as is practicable after receipt of such demand.

d. Term. The term of the Loan shall be five [5] years from the date last entered below [the "Term"].

e. Interest Rate. The fixed interest rate on the Loan will be five and one-half percent [5.5%] per annum for the Term of the Loan.

f. Payments. Borrower promises to pay to Lender in accordance with Exhibit I, or at such place as Lender may from time to time designate in writing, the principal sum and interest as calculated in accordance with 1.e. above, until this loan is paid in full. Said payments shall be made monthly by wire transfer. During the first twelve months of the Term, the Borrower [at its discretion] may make interest-only payments. During the remainder of the Term, the Borrower must make amortized principal and interest payments. All payments shall be made in lawful money of the United States and shall be free from set off, deduction, or counterclaim of any kind. Borrower may prepay this Loan in whole or in part without premium or penalty [other than the early termination service charge]. Unless Lender shall elect otherwise, any partial pre-payment shall be credited first to accrued interest and then to the Principal Amount outstanding and shall not extend or postpone the due date of any subsequent payment or change the amount of such payment.

g. Late Payments. The Lender shall have the right to charge a fee on late scheduled payments. Payments shall be deemed late if the payment is not paid on the due date as stated in the payment schedule which shall be issued by the Lender upon closing and every six months thereafter. The interest charge on late payments will be calculated at a rate of eight percent [8%] per annum until said late payment plus accrued late interest is paid. This charge shall be invoiced separately. If the Borrower fails to make a scheduled payment or separately invoiced late interest payment within forty-five days of the due date, it will be deemed as a default under the Agreement [see 1.i. below].

h. Security. The Loan Tranche shall be secured by the Borrower's delivery to Lender of the convertible preferred stock in the amount and manner set forth in
Exhibit III, attached hereto [the "Collateral Stock"]. The Collateral Stock shall be held as collateral as long as there is any principal or interest outstanding under the terms of this Agreement. Upon satisfaction of all principal and interest under the terms of the Agreement, the Lender shall cause the stock to be promptly returned to the Borrower. The Stock shall constitute the entire collateral used to secure the Loan, and the Lender shall be limited to liquidation of the Stock upon an Event of Default [as per 1.i. below]. The Lender shall have no recourse to other assets of the Borrower [i.e., this Loan is "non-recourse" as to any other assets of the Borrower]. The Lender hereby warrants that upon satisfaction of the terms of this Agreement, the Stock will be returned to the Borrower without liens or encumbrances as soon as is practicable.

i. Default. The Lender shall give written notice of any default on the Loan to the Borrower in accordance herewith and Borrower may thereafter have five business days [the "Cure Period"] to cure such default. In the event Borrower fails to cure such default within the Cure Period, Lender may then sell, assign, hypothecate, or otherwise dispose of the Stock as herein provided. The Lender accepts no responsibility for the amount of proceeds obtained through the disposition of the Stock under any lawful means. However, proceeds obtained in excess of the total of the default amount plus reasonable attorney's fees, if any, and costs of disposing of the Stock shall be returned to the Borrower.

2. Delivery of Collateral

a. To secure its obligations under the Loan, Borrower hereby shall issue Collateral Stock in the name of the Lender as set forth in this Agreement. The Collateral Stock will serve to collateralize the Loan and will contain restrictions on sale and transfer. In connection with such restrictions, the Collateral Stock will contain the following legend, and only the following legend:


"The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 [the "Act"], as amended, and may not be sold or otherwise transferred unless compliance with the registration provisions of such Act has been made or unless availability of an exemption from such registration provisions has been established, or unless sold pursuant to Rule 144 under the Act."


b. The certificate must be embossed with the corporate seal. In addition, the required certificate officers' signatures must be originals, and the name and title of each officer must be typed below each signature. The signature of the Transfer Agent [or the corporate attorney acting in lieu of the Transfer Agent] must be an original and the name and telephone number must be typed below the signature. Further, the Borrower shall include with the certificate a signed representation page on company letterhead that states the following: "The undersigned, Peter V. DeCrescenzo, has been duly authorized by Dialog Group, Inc. to execute this instrument [stock certificate], and had all requisite legal and corporate power to execute and deliver this instrument in the name of Dialog Group, Inc." The representation page must have a medallion or notary guarantee of the signature.

c. Upon receipt of the Lender Notification to Proceed, the Borrower shall deliver the Tranche's Collateral Stock to the Lender's Compliance Office [for review and subsequent delivery to the specific European custodial account] within seven banking days of the Notification to Proceed, and all other documents required by this Agreement to the Lender's Compliance Office within seven banking days of the Notification to Proceed, unless otherwise instructed for a particular Tranche.

d. Upon Borrower's execution of this Agreement, Borrower shall utilize its best efforts to cause there to be authorized, as promptly as practicable, but no later than the date of Default, as per 1.i. above, sufficient shares of its common stock to satisfy its Restricted Convertible Preferred Collateral conversion obligations. Borrower shall issue the Restricted Convertible Preferred Collateral Stock to Lender and deliver the Stock in physical certificate form to the address as designated by the Lender in Exhibit V of the Agreement. Borrower further understands and agrees that the initial delivery is transitional only and that the final custodial location is in the Exhibit I specified European account. The Stock shall be free and clear from all liens and encumbrances at the time it is issued, and shall not be subject to other restrictions or limitations, [i.e., shareholder rights, etc.] other than the restrictions related to its status as restricted stock and any other restrictions imposed by this Agreement.

e. The Collateral Stock Schedule, as set forth in Exhibit III shall specify the Collateral Stock to be used as collateral.

3. Closing

Borrower understands that Lender has similar Collateral Loan and Promissory Note Agreements with other borrowers [the "Other Borrowers"]. Borrower further understands that Lender will use its best efforts to obtain the Tranche loan by negotiating credit facilities with selected banks [including the European Custodial Bank set forth in Exhibit I] with whom lender has or will have a relationship. Such banks may aggregate Borrower's and the Other Borrowers' Collateral into a single portfolio [the "Portfolio Collateral"], and accordingly, the amount [if any] of any Tranche to Borrower may depend upon the delivery to, and valuation of, the Portfolio Collateral by that bank. The closing shall take place two banking days after delivery of the Collateral Stock of all portfolio collateral--from all Borrowers allocated to the specific Custodial Bank's portfolio--to the Lender's European Custodial Bank. If all portfolio collateral is not received within ten [10] banking days of the receipt of the Borrower's Collateral Stock, the Borrower's Collateral Stock will be returned to it as soon as is practicable.

The Borrower's Collateral Stock valuation at closing will be divided by the Bank Divisor specified in Exhibit II in order to determine the principal amount of the loan to be granted to the Borrower. Lender will pay the proceeds of the Tranche Loan Amount to Borrower, based on that closing valuation, less payments and fees [as per paragraph 1.b. above]. At that time, the Lender will issue a payment schedule in accordance with paragraph 1.f. above.

4. Security of Collateral

The Lender accepts responsibility for the control, handling and return of Stock to the Borrower. Accordingly: (i) the Stock will not be hypothecated, assigned, transferred, or otherwise encumbered [other than as specified in this Agreement]; (ii) the Stock will not be used to short sell the Stock while the Stock is on deposit with the Lender; (iii) the Stock shall remain in Lender's control for the Term of the Loan, unless earlier delivered back to the Borrower pursuant to this Agreement.

5. Use of the Stock

The Lender shall use the Collateral Stock to arrange for a Credit Facility pursuant to paragraph 3 above [the "Credit Facility"] In establishing the Credit Facility, the Lender will use the Collateral Stock as collateral but will not cause the removal of the Collateral Stock from the European Custodial Account specified in Exhibit I. Lender shall not change the composition of the Collateral Stock absent an Event of Default by Borrower.

6. Representations and Warranties of the Borrower

In order to induce the Lender to provide the Loan, Borrower makes the following representations and warranties to the Lender. Such representations and warranties shall be unaffected by any separate inquiries, credit and/or security investigation made by the Lender prior to or after execution of this Agreement and shall survive the closing of the transactions contemplated hereby. Any material misrepresentation shall be grounds for immediate termination at the sole discretion of the Lender:

a. The Borrower has duly authorized the undersigned, and granted all requisite legal and corporate power to execute and deliver in the name of the Company this Agreement, and to execute and deliver any and all documents related to the Agreement, and to do and perform any and all such further acts and things as may be deemed necessary or advisable or have been instructed to do to carry out the intent and accomplish the purposes of the Agreement.

b. The Borrower is a corporation duly organized and existing under and by virtue of the laws of the State of Delaware, and is in good standing under the laws of such state.

c. The execution, delivery, performance and compliance with the terms of the Agreement do not violate any provision of any applicable federal, state or local law, rule or regulation, or of any judgment, writ, decree, or order binding upon the Borrower or any provision of the Borrower's Articles of Incorporation or By-Laws [as amended] and do not conflict with or constitute a default under the provision of any agreement to which the Company is a party or by which it is bound.

d. All consents, approvals, orders or authorizations of, and all qualifications, registrations, designations, declarations, or filings with, any federal or state governmental authority or self-regulatory organization on the part of the Company required in connection with the consummation of the transactions contemplated by the Agreement have been obtained and shall remain effective, and the undersigned is not aware of any proceedings or threat thereof, which question the validity thereof.

e. Borrower warrants and represents that it is not now insolvent, bankrupt, or contemplating bankruptcy, that there are no legal claims filed or to its knowledge threatened against Borrower, whether judged with or without merit by the Borrower, and that there are no other impediments to the sale or transfer of the Stock.

f. The execution and delivery of this Agreement and the Collateral to be assigned and delivered by the Borrower are not subject to recall, restriction on voting, use, or other limitations.

g. This Agreement, when executed and delivered, will constitute a valid binding agreement, enforceable in accordance with the terms, except such as may be limited by bankruptcy, insolvency, reorganization, or other laws affecting creditors' rights generally.

h. Neither the execution and delivery of this Agreement to be executed and delivered by Borrower pursuant hereto, nor the consummation by Borrower of the transaction contemplated hereby, will require any authorization, consent, approval, exemption or any other action by, or notice to, any governmental entity except that, where required, a Schedule 14C Information Statement describing the increase in the authorized common shares, consented to by the majority of shareholders, must be filed with the SEC.

i. Borrower does not have material tax deficiencies, federal, state, foreign, county, local, or other, that would or could affect the solvency, final status of, or otherwise compromise Borrower in its ability to assign the Collateral Stock.

j. To the best of Borrower's knowledge, the information supplied by Borrower to Lender contains no untrue statement of material fact or omits or shall omit a material fact, which would make such statements misleading. All statements and information contained in any certificate, instrument, schedule or document delivered by Borrower shall be deemed representations and warranties made by borrower.

k. Except for such filings as may be imposed on Lender by Section 13(d) of the Securities Exchange Act of 1934, Borrower shall bear the responsibility for complying with all U.S. Securities and Exchange Commission ["SEC"] rules and regulations and for making all appropriate disclosures to the SEC and other regulatory bodies in the United States, related to the issuance of the Collateral Stock [where applicable] and hereby warrants to the Lender that the Borrower has done so and will continue to do so. Borrower indemnifies Lender against any penalties, fees, fines, or lawsuits that may arise from Borrower's failure to so comply and/or make proper regulatory disclosures.

l. In the event of an uncured default on the Loan, as described in Paragraph 1.i. of this Agreement, Lender will have the immediate right to sell the Shares or convert the Shares and sell the associated Common Stock. Consequently, the Borrower expressly warrants that it shall, at the end of the Cure Period [if the Cure is not effected], prepare and file, as soon as practicable, a Registration Statement on the appropriate SEC form covering the required Common Stock and shall use its reasonably diligent efforts to effect the registration of the Common Stock under the Securities Act of 1933, as amended. Should the Borrower not comply, the Borrower shall pay all reasonable costs associated with any collection actions or any other legal remedies taken by Lender to collect on the amount due or any portion hereof due, said costs to include attorneys' fees.

m. Within 90 days of the closing date, the Borrower shall obtain Key Man life insurance, naming the Lender as beneficiary and shall cause the insurer to notify Lender of same, with the amount(s) of the insurance matching the principal balance of the loan [i.e., amount may decrease as principal balance decreases]. If the proceeds of the policy are paid while any part of the principal or interest on the Loan remains unpaid, a portion of the proceeds, up to the whole thereof, will be used to repay the unpaid principal and interest due on the Loan, unless otherwise agreed to in writing by the Lender.

n. Within 90 days of the closing date, and only upon Lender's notification of intent, the Borrower agrees, in good faith, to enter into negotiations with the Lender in order for the Lender to establish a warrant or option position in the Borrower's common stock.

o. Cater Barnard and Management own or control the majority of the outstanding voting shares of the Borrower. They have covenanted that they shall consent to the authorization of the shares required for the Borrower to satisfy the Collateral obligations specified in this Agreement.

7. Conditions Precedent to Lender's Obligations

The obligation of the Lender to consummate the transactions contemplated herein is subject to the satisfaction of the following conditions [any one or more of which may be waived by the Lender]:

a. Borrower will have performed all obligations and complied with all conditions required to be performed or complied with by Borrower at or prior to the Closing.

b. The representation and warranties of Borrower made herein shall be true and correct as of the Closing.

If any of the conditions contained in this paragraph have not been satisfied [or waived], Lender may cancel and terminate this Agreement.

8. Amendment and Waiver

This Agreement may be amended, or the terms hereof waived, only in writing and having been executed by all of the Parties to this Agreement. This Agreement supersedes any and all prior written understandings or agreements between the Parties.

9. Notices

All notices and other communications hereunder shall be delivered in writing and shall be deemed to have been given if delivered by hand [with receipt] or facsimile transmission [with transmission confirmation report], or if deposited with a recognized overnight delivery service [with receipt], addressed as follows:

                  If to Borrower at:        Dialog Group, Inc.
                                            257 Park Avenue South, 12th Floor
                                            New York, NY 10010
                                            FAX:   212-254-1913


                  If to the Lender at:      Mercatus & Partners Ltd.
                                            20122 Milano
                                            Via San Luca, 10, Italy
                                            FAX: 011 39 0f2 5832 0439

Or, at such other address as may hereafter be designated by either party by written notice given hereunder. Notices sent by facsimile transmission must show the sender's date and time of transmission information on such copy.

10. Termination

The Lender shall reserve the right to terminate at any time if the Borrower is in violation of this Agreement. The Borrower shall have the right to terminate this Agreement early, provided that the loan has been retired [i.e., payment of the principal and all accrued interest]; however, the Borrower must pay a service fee of one-half of one percent of the loan principal balance and must provide 30 days written notice of such intent to terminate.

11. Governing Law and Sites for Litigation

This Agreement shall be governed by the laws of Cardiff, Wales without regard to any provisions or conflict of law. The Parties agree that any differences shall be filed and adjudicated in Cardiff, Wales.

12. Binding Effect

This Agreement binds, and shall inure to the benefit of, the Parties and their respective successor and assigns.

13. Counterparts, Facsimile and Signatures.

This Agreement may be signed in any number of counterparts, and such shall be deemed an original together as one and the same document. The Parties agree that signatures on a facsimile that shows the sender's date and time of transmission shall be deemed an original.

14. Entire Agreement

This base Agreement and the associated Exhibits constitute the entire agreement of the Parties with respect to the subject matter hereto and supersede any prior or contemporaneous understandings or agreements.

15. Other documents.

Borrower agrees to execute any and all additional documents Lender requests to effect this Agreement or the transactions contemplated hereunder.

16. Confidentiality

Whereas the Lender has developed a number of important and sensitive business contacts and affiliations [including, but not limited to European Custodial Banks] such contacts/affiliates are limited to the Lender and/or its designees. Any contact by any party representing the Borrower with the Lender contacts/affiliates, either directly or indirectly, without specific, written, prior permission of the Lender shall be viewed as violation of this Agreement and render this Agreement subject to immediate termination. In addition, the nature of this transaction is designated as sensitive information by the Lender. If the Borrower discloses the details of this transaction without specific, written, prior permission of the Lender, said disclosure shall be viewed as a violation of this Agreement and render this Agreement subject to immediate termination by the Lender. Prior to declaring this Agreement terminated pursuant to this Section 16, Lender must supply Borrower with written notice thereof including a reasonable basis for the assertion being made. The only acceptable disclosure exceptions are (i) a public announcement by Borrower that a loan financing has been arranged, provided that said announcement is made upon or after closing and is limited to a statement of fact regarding the amount of the loan, the non-recourse nature of the loan, and the term of the loan; and (ii) the required Securities and Exchange Commission filing by Borrower of a Current Report on Forms 8-K, 10-K, and/or 10-Q describing the transaction and containing a copy of this Agreement.


IN WITNESS WHEREOF, and intending to be legally bound hereby, the Parties have executed this Agreement as of the day and year last below written.


         ACCEPTED ON BEHALF OF THE LENDER:

By:    /s/ Cary Masi
       -------------------------------------
       Cary Masi

Title: Chief Executive Officer

Date:


         ACCEPTED ON BEHALF OF BORROWER:


By:      /s/ Peter V. DeCrescenzo
    ----------------------------------------
         Peter V. DeCrescenzo, President

Date: May 28, 2003

                                   EXHIBIT I-I

               Lender's European Custodial Bank Depository Account
                      and Borrower's Bank Wire Instructions


                    Lender Custodial Bank Depository Account

European Custodial Bank:            Deutsche Bank Privat- und Geschaftskunden AG
Bank Address:                       Investment & Finance Center Frankfurt
                                    Ro(beta)markt 18
                                    60311 Frankfurt [Main]
                                    Germany

Account Name:                       Mercatus & Partners Ltd.


                        Borrower's Bank Wire Instructions

Bank Name:                           Fleet Bank
Bank Location:                       Broadway Office, Manhattan, New York
Bank Routing Number:                 0 2 1 0 0 0 3 2 2
S.W.I.F.T. Code:
Borrower Account Name:               Dialog Group, Inc.
Borrower Account Number:             9 4 2 0 3 9 1 3 7 9


                         Lender's Bank Wire Instructions

Bank Name:
Bank Location:
Bank Routing Number:
S.W.I.F.T. Code:
Account Name:
Account Number:

                                  EXHIBIT II-I

                      Borrower's Minimum Payment Schedule *

Pre-payment:                        $  38,508.14                        Deducted from proceeds **
Engagement Fee:                     $  30,531.00                        Deducted from proceeds **
Consultant Fee:                     $  30,531.00 ***                    Deducted from proceeds **
Year One:                           $    3,352.57                       Monthly
Years Two through Five:             $  15,901.51  plus Interest         Monthly for 46 months



* Examples only, based on an approximate tranche loan target amount of $763,272.00, derived from a closing collateral valuation of $9,263,072.00 divided by 12.136 [twelve point one three six] [the Bank Divisor].

**  Deducted pro rata

***  Possible Maximum

                                  EXHIBIT III-I

                            Collateral Stock Schedule


Trading   Class of                          Number of
Symbol1    Stock                            Shares Required(1)
-------    -----                            ----------------

None      Convertible Preferred             34,307,674


(1) The Number of Shares required is for the Common Stock--symbol DLGG [or any temporary or permanent symbol change]. If the convertibility ratio is different than one-to-one, the number of Convertible Preferred shares must convert to the Number of Shares Required for that Common Stock.

                                  EXHIBIT IV-I

                    Fee Disclosure and Payment Authorization

The Borrower herein provides full disclosure of any written or verbal agreements to pay any individual or firm [collectively termed "Consultant(s)"] any amount, in any form, for any services rendered by the Consultant(s) in facilitating this Loan. In combination, said Consultant(s) compensation may not exceed $30,531.00. Agreements in excess of that amount must be re-negotiated to meet this constraint, as amounts above that constraint are viewed as an unacceptable dilution of the Loan Proceeds application. We warrant that only that/those Consultant(s) listed below are receiving or will receive any such compensation.

Consultant(s) Name              Tax Identification Number            Compensation Amount American
------------------              -------------------------            ----------------------------
Medical Capital                 [on file with Lender]                $30,531.00 estimated


The Consultant(s) bank wire instructions are as follows:

         [on file with Lender]




Payment Authorization: The Borrower hereby agrees to pay the Consultant(s) identified above a one-time fee ["Fee"] and expressly authorizes Mercatus & Partners Ltd. to deduct said Fee from the Tranche Loan Amount at closing and to pay said Fee directly to the Consultant(s).

ON BEHALF OF BORROWER:

By:
    ------------------------------------------
         Peter V. DeCrescenzo, President

Date: May 29, 2003